                           AVERY DENNISON CORPORATION


                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN
                  --------------------------------------------


                        EFFECTIVE AS OF JANUARY 1, 1994

                               TABLE OF CONTENTS
                               -----------------

I.   PURPOSE ...................................................  2
     -------

II.  DEFINITIONS ...............................................  2
     -----------

III. PARTICIPATION .............................................  4
     -------------

IV.  ANNUAL BONUS OPPORTUNITY ..................................  4
     ------------------------
     1.  Target Bonus ..........................................  4
     2.  Bonus Payout ..........................................  4
     3.  Bonus Determination In Cases Of Prior Participation in
         EICP ..................................................  5
     4.  Bonus Determination In Cases Of Leave Of Absence ......  5
     5.  Bonus Determination In Cases Of Termination ...........  6
     6.  Other Bonus Programs ..................................  6

V.   TIMING OF PAYMENT OF BONUSES ..............................  6
     ----------------------------
     1.  Current Payment .......................................  6
     2.  Deferral Of Bonus .....................................  6

VI.  PLAN ADMINISTRATION .......................................  6
     -------------------
     1.  General Administration ................................  6
     2.  Adjustments For Extraordinary Events ..................  7
     3.  Amendment, Suspension, Or Termination Of The Plan .....  7

VII. CHANGE OF CONTROL .........................................  7
     -----------------

VIII.MISCELLANEOUS PROVISIONS ..................................  9
     ------------------------
     1.  Titles ................................................  9
     2.  Employment Not Guaranteed .............................  9
     3.  Validity ..............................................  9
     4.  Withholding Tax .......................................  9
     5.  Applicable Law ........................................  9

                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN
                  --------------------------------------------

I.  PURPOSE
- -----------

The purposes of the Senior Executive Incentive Compensation Plan for Avery Dennison Corporation (the "Company") are as follows:

     (1)  To attract and retain the best possible executive talent.

     (2)  To permit executives of the Company to share in its profits.

     (3)  To promote the success of the Company.

     (4) To closely link executive rewards to individual and Company performance.


II. DEFINITIONS
- ---------------

Average Shareholders' Equity.  "Average Shareholders' Equity" means the
- ----------------------------
numerical average for a given year of ending Shareholders' Equity for the five most recently completed fiscal quarters, including the last quarter of that year.

Bonus Maximum.  "Bonus Maximum" means 10% of the excess of (i) the Company's
- -------------
Pre-Tax Return on Shareholders' Equity over (ii) the Minimum Threshold.

Cash Flow from Operations.  "Cash Flow from Operations" means net cash provided
- -------------------------
by operating activities as disclosed in the Company's annual reports to shareholders and quarterly reports on Form 10-Q.

Change of Control.  "Change of Control" means a change in control of the Company
- -----------------
of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934 as now in effect or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, or (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

Code.  "Code" means the Internal Revenue Code of 1986, as amended.
- ----

Committee. "Committee" means the Compensation Committee of the Company's Board
- ---------
of Directors.

Company.  "Company" means Avery Dennison Corporation.
- -------

Economic Value Added.  "Economic Value Added" means operating profit after taxes
- --------------------
on income minus a capital charge based upon the Company's weighted average cost of capital.

EICP.  "EICP" means the Executive Incentive Compensation Plan of the Company.
- ----

EPS.  "EPS" means earnings per share, including extraordinary gains and losses,
- ---
divested operations and changes in accounting principles as disclosed in the Company's annual reports to shareholders.

Income Before Taxes on Income.  "Income Before Taxes on Income" means the income
- -----------------------------
before income taxes as reported in the Company's annual reports to shareholders.

Minimum Threshold. "Minimum Threshold" means a 12% Pre-tax Return on
- -----------------
Shareholders' Equity.

Net Income.  "Net Income" means after-tax net income, including extraordinary
- ----------
items, discontinued operations and changes in accounting principles, as disclosed in the Company's annual reports to shareholders.

Net Sales.  "Net Sales" means net sales as disclosed in the Company's annual
- ---------
reports to shareholders and quarterly reports on Form 10-Q.

Performance Objectives.  "Performance Objectives" means one or more pre-
- ----------------------
established performance objectives, including: ROS, ROTC, ROE, EPS, Net Income, Net Sales, Cash Flow from Operations, Economic Value Added and Total Shareholder Return.

Plan. "Plan" means the Senior Executive Incentive Compensation Plan for Avery
- ----
Dennison Corporation.

Plan Participant. "Plan Participant" means any employee of the Company or any of
- ----------------
its subsidiaries who has been designated as a participant in the Plan in accordance with Article III.

Plan Year. "Plan Year" means the fiscal year of the Company.
- ---------

Pre-Tax Return On Shareholder's Equity. "Pre-Tax Return On Shareholder's Equity"
- --------------------------------------
means the percentage determined by dividing "Income Before Taxes On Income" by "Average Shareholders' Equity".

ROE.  "ROE" means the percentage determined by dividing "Net Income" by "Average
- ---
Shareholders' Equity".

ROS.  "ROS" means the percentage determined by dividing Net Income by Net Sales.
- ---

ROTC.  "ROTC" means the return on total capital of the Company as reported in
- ----
the Company's internally prepared Summary of Operations.

Shareholders' Equity.  "Shareholders' Equity" means total shareholders' equity
- --------------------
as disclosed in the Company's annual reports to shareholders and quarterly reports on Form 10-Q.

Target Bonus. "Target Bonus" means with respect to a Plan Participant for any
- ------------
Plan Year the bonus opportunity for the Plan Participant in such Plan Year on account of services rendered to the Company during the immediately preceding Plan Year. The Target Bonus is expressed as a percentage of the Plan Participant's base salary in effect at the end of the Plan Year.

Total Shareholder Return.  "Total Shareholder Return" means the cumulative
- ------------------------
shareholder return on the Company's common stock, including the reinvestment of dividends, as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's closing stock price at the end and the beginning of the measurement period, by (ii) the closing stock price at the beginning of the measurement period.

III.  PARTICIPATION
- -------------------

Participation in the Plan is limited to key executives of the Company who have been designated as Plan Participants by the Committee.

IV.  ANNUAL BONUS OPPORTUNITY
- -----------------------------

All Plan Participants will have the opportunity to earn an annual variable bonus.

1.  TARGET BONUS

     The Target Bonus for each Plan Participant is 100% of Base Salary.

2.  BONUS PAYOUT

     A. A Plan Participant's annual bonus payout is based on the Company's achievement versus pre-established Performance Objectives, subject to adjustment in certain circumstances by the Committee (see 2.D below).

     B. At or prior to the beginning of each Plan Year, the Committee will establish Performance Objectives for each Plan Participant. Specific Performance Objectives will vary based on the specific business strategy of the Company, and may include such measures as:

         *   ROS                                 *   Net Income
         *   ROTC                                *   Cash Flow From Operations
         *   ROE                                 *   Net Sales
         *   EPS                                 *   Total Shareholder Return
                                                 *   Economic Value Added

      C.  Bonus payouts will be determined based on the following schedule:

   PLAN ACHIEVEMENT                            BONUS PAYOUT (% of Target Bonus)
   ----------------                            --------------------------------
        0  -  49%                                              0%
       50  -  69%                                             25%
       70  -  100%                                 Equal To Plan Achievement
                                                (e.g. 90% Plan  =  90% Payout)
      101  -  120%                                    Two-for-One over 100%
                                               (e.g. 104% Plan  =  108% Payout)

     D. The Committee may, in its sole discretion, decrease bonus amounts which would otherwise be payable under the Plan.

     E. No bonuses for a Plan Year shall be paid to the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer unless the Minimum Threshold for such Plan Year is met. In addition, the total of the bonuses for a given Plan Year for these three individuals shall not exceed the Bonus Maximum for such Plan Year.

3.  BONUS DETERMINATION IN CASES OF PRIOR PARTICIPATION IN EICP

     Plan Participants who are eligible to receive a bonus under the EICP during part of the Plan Year and are later designated as Plan Participants under this Plan may, in the Committee's discretion, receive a bonus under this Plan on a prorated basis.

4.  BONUS DETERMINATION IN CASES OF LEAVE OF ABSENCE

     If a Plan Participant is on an approved leave of absence (including, without limitation, leaves caused by short-term disability) for more than one month during the Plan Year, then the employee will continue to participate for that Plan Year;

     provided that the Committee may, in its sole discretion, decrease the bonus otherwise payable under the Plan on a prorated basis.

5.  BONUS DETERMINATION IN CASES OF TERMINATION

     A. Employees who terminate prior to the end of the Plan Year for any reasons other than death, disability, or retirement are not eligible to receive awards under this Plan.

     B. Employees who terminate after the end of the Plan Year, but before payment of the award, are eligible to receive the awards under this Plan.

6. OTHER BONUS PROGRAMS

     No Plan Participant may participate in any other annual Company bonus plan.

V.  TIMING OF PAYMENT OF BONUSES
- --------------------------------

1.  CURRENT PAYMENT

     Except as provided in Section V.2., the bonus allocated by the Board of Directors to each Plan Participant shall be paid in cash and in full as soon as may be conveniently possible after such allocation by the Board and certification by the Committee of the Company's achievement of the relevant Performance Objectives, but not later than two and one-half months from the last day of the Plan Year to which such bonus relates.

2.  DEFERRAL OF BONUS

     Any Plan Participant may elect to defer receipt of all or any part of such bonus in accordance with established deferred compensation plans offered by the Company.

VI.  PLAN ADMINISTRATION
- ------------------------

1. GENERAL ADMINISTRATION

     The Committee will administer the Plan, and will interpret the provisions of the Plan. The interpretation and application of these terms by the Committee shall be binding and conclusive. The Committee's authority will include, but is not limited to:

     *    The selection of Plan Participants

     * The establishment and modification of performance measures, Performance Objectives and weighting of objectives

     *    The determination of performance results and bonus awards

     * Exceptions to the provisions of the Plan made in good faith and for the benefit of the Company

2.  ADJUSTMENTS FOR EXTRAORDINARY EVENTS

     If an event occurs during a Plan Year that materially influences the performance measures of the Company and is deemed by the Committee to be extraordinary and out of the control of management, the Committee may, in its sole discretion, increase or decrease the Performance Objectives used to determine the annual bonus payout. Events warranting such action may include, but are not limited to, changes in accounting, tax or regulatory rulings and significant changes in economic conditions resulting in windfall gains or losses.

3.  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

     The Committee may amend, suspend or terminate the Plan, whole or in part, at any time, if, in the sole judgment of the Committee, such action is in the best interests of the Company. Notwithstanding the above, any such amendment, suspension or termination must be prospective in that it may not deprive Plan Participants of that which they otherwise would have received under the Plan for the Plan Year had the Plan not been amended, suspended or terminated.

VII.   CHANGE OF CONTROL
- ------------------------

1.   Subject to paragraphs (2) through (4) of this Section VII, upon a Change of
     Control: (i) each Plan Participant shall receive a cash payment equal to his or her Target Bonus under this Plan for any Plan Year that begins on or before the date of the Change of Control and ends after the date of the Change of Control, based on the Plan Participant's annual base salary rate in effect at the time of the Change of Control.

2. Notwithstanding the foregoing, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of a Plan Participant (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of
     Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Plan Participant pursuant to the Plan (such payments or distributions pursuant to the Plan are hereinafter referred to as "Plan Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value that maximizes the aggregate present value of Plan Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section VII, present value shall be determined in accordance with Section 280(d)(4) of the Code.

3. All determinations required to be made under paragraphs (2) through (4) of this Section VII shall be made by Coopers & Lybrand (the "Accounting Firm"), which shall provide detailed supporting calculations to both the Company and the Plan Participant within 30 business days of the date of the Change of Control or such earlier time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Plan Participant. The Plan Participant shall determine which and how much of the Plan Payments (or, at the election of the Plan Participant, other Payments) shall be eliminated or reduced consistent with the requirements of paragraph (2) of this Section VII, provided that, if the Plan Participant does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Plan Payments shall be eliminated or reduced consistent with the requirements of paragraph (2) of this Section VII and shall notify the Plan Participant promptly of such election.
     Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Plan Participant such amounts as are then due to the Plan Participant under the Plan.

4. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Plan Payments will have been made by the Company that should not have been made ("Overpayment") or that additional Plan Payments that will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Plan Participant, which the Plan Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Plan Participant to the Company (or if paid by the Plan Participant to the Company shall be returned to the Plan Participant) if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Plan Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

 VIII.  MISCELLANEOUS PROVISIONS
 -------------------------------

1.  TITLES

     Section and Article titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

2.  EMPLOYMENT NOT GUARANTEED

     Nothing contained in the Plan nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Plan Participant any right to be retained in the service of the Company.

3.  VALIDITY

     In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not effect, in any respect whatsoever, the validity of any other provision of the Plan.

4.  WITHHOLDING-TAX

     The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

5.  APPLICABLE LAW

     The Plan shall be governed in accordance with the laws of the State of California.